UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

MERCER INTERNATIONAL INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-51826	47-0956945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (604) 684-1099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

In connection with a proposed private offering of senior notes described in Item 7.01 below, Mercer International Inc. (the "Company") prepared a preliminary offering memorandum that is being disseminated only to eligible investors, in which it provided the following market environment update and selected preliminary financial information for the three months ended September 30, 2019.

Current Market Environment

On a preliminary basis and based on information available to the Company at September 19, 2019, to date in the third quarter of 2019 compared to the second quarter of 2019:

•

northern bleached softwood kraft pulp ("NBSK") prices have generally continued to soften over the course of the quarter. Overall on average for the third quarter the Company expects NBSK list prices to be about $100 per air-dried metric tonne ("ADMT") lower in Europe and $70 per ADMT lower in China compared to the second quarter;

•	the Company's wood costs have continued to decline and on average are expected to be about $10 per ADMT lower; and

•

as a result of the overall foregoing decline in pulp prices, the Company currently expects to take a further pulp inventory write-down at its Canadian pulp mills of approximately net $3 million. The Company's results for the third quarter of 2019 will also be impacted by the twelve days of scheduled maintenance downtime at its Rosenthal mill. Partially offsetting the impact of the foregoing inventory write-down and downtime, the Company has received approval for certain of its capital projects in Germany which will allow it to reverse a wastewater fee accrual of approximately $7 million.

The Company believes that NBSK prices are at or near a bottom and expect to see a modest recovery going into the end of the year and the start of 2020.  The Company believes a number of pulp producers have scheduled or will be taking downtime for maintenance and other reasons in the latter part of this year. The Company currently expects to take an aggregate of fifty-three days of scheduled maintenance downtime over three of its pulp mills representing approximately 79,000 ADMTs in the aggregate in the last quarter of 2019. It expects these factors to significantly impact its results in the fourth quarter.

Cautionary Note

The third quarter of 2019 has not yet completed and the Company's actual amount of the inventory write-down in the third quarter of 2019 may differ from the above preliminary estimate due to developments that may arise between now and the end of the quarter, completion of the Company's financial closing procedures and final adjustments. In addition, the Company's expectations regarding NBSK prices are based on information currently available to it and are subject to change. Actual NBSK prices and trends may be materially different from its current expectations.

The Company's actual financial results for the three months ended September 30, 2019 may differ from the above due to the completion of the Company's financial closing procedures, final adjustments and other developments that may arise between now and the time such results are finalized. Accordingly, you should not place undue reliance on the selected preliminary financial information above.

Item 7.01 REGULATION FD DISCLOSURE

The information set forth under Item 2.02 is incorporated under this Item by reference.

On September 19, 2019, the Company issued a press release announcing its proposed: (i) offering of an aggregate of $200.0 million principal amount of senior notes due 2025 (the "Additional Notes"); and (ii) conditional redemption of all of its outstanding 7.750% Senior Notes due 2022 (the "2022 Notes"), being an aggregate principal amount of $100.0 million.

The Additional Notes will be issued as additional notes issued under the indenture dated December 7, 2018, pursuant to which the Company previously issued $350.0 million aggregate principal of 7.375% senior notes due 2025 (the "Existing Notes"). Other than with respect to the date of issuance, the offering price and initial CUSIP, the Additional Notes will have the same terms as the Existing Notes.  Following the completion of a registered exchange offer for the Additional Notes, they will be fungible with any registered Existing Notes and will then trade under the same CUSIP number as such registered Existing Notes.

The Additional Notes will be offered and sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The net proceeds of the proposed issuance of the Additional Notes will be used for such redemption and for general corporate purposes, including discretionary capital projects at the Company's mills. The Company has identified and expects to implement approximately $100 million of such capital projects over the next two years. These projects include an approximately $45 million pulping upgrade at the Company's Stendal mill to add two additional batch digestors and pulp machine upgrades. The project is designed to increase the Stendal mill production capacity to 740,000 ADMTS from 660,000 ADMTS and have an attractive payback period.  The Company will also complete its Friesau sawmill expansion project to add a new planer, sorters and automations at a cost of about $23 million which is designed to increase lumber production capacity by approximately 200 million board feet and improve grade out turn and efficiency. The balance of such projects are a number of diverse projects at the Company's other pulp mills to improve efficiency, reduce bottlenecks and lower water consumption and wood costs.

The Company's press release dated September 19, 2019 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 2.02 and this Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise be subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Additional Notes or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward looking statements” within the meaning of federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward looking statements” generally can be identified by the use of forward looking terminology such as “assumptions”, “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could”, “plans” (or the negative of other derivatives of each of these terms) or similar terminology and involve unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from the selected preliminary financial information and NBSK pricing expectations set forth herein. The “forward looking statements” include, without limitation, statements regarding selected preliminary financial information, NBSK pricing expectations the Company’s intentions regarding the consummation of the offering of Additional Notes, the intended use of proceeds and the completion of the redemption of the 2022 Notes. These statements are based on the Company’s management’s estimates and assumptions with respect to future events, which include uncertainty as to its ability to consummate the proposed offering of debt securities or the redemption of the 2022 Notes, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K, as amended, and other periodic reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601)and Instruction B.2 to this form.

Exhibit Number	Description
99.1	Press release of the Company dated September 19, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: September 19, 2019	By:	/s/ David K. Ure
David K. Ure
Chief Financial Officer

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